Exhibit 10.5

July 27, 2010

Mr. Frank G. Vitrano

Senior Executive Vice President, Chief Financial Officer and

Chief Administrative Officer

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA  17011

RE:                              Agreement dated as of September 24, 2008 (the “Agreement”) by and between Rite Aid Corporation (the “Company”) and Frank G. Vitrano (the “Executive”)

Dear Frank:

On June 21, 2010, the Compensation Committee of the Board of Directors of the Company approved changes to the above referenced Agreement that:  (i) delete the term “$200,000” in the first sentence of Section 4.6 of the Agreement and replace it with the phrase “$67,000 per year”; and (ii) delete the phrase “for a period of up to thirty-six (36) months from the Effective Date” in the first sentence of Section 4.6 of the Agreement.  The balance of Section 4.6 remains unchanged.

If you are in agreement with these two changes in the above paragraph, please sign both copies of this letter below where indicated, returning one copy to me and retaining one copy for your records.

Sincerely,

Rite Aid Corporation

	By:	/s/ MARC A. STRASSLER
Marc A. Strassler
Exec. Vice President & General Counsel

Agreed:

/s/ FRANK G. VITRANO
Frank G. Vitrano
July 27, 2010